                                 EXHIBIT 10.17

                                      LEASE

                                   ARTICLE I.

                                     PARTIES

Section 1.01 Parties. This lease agreement entered into in duplicate by and between: Auerbach-Conner, a Kentucky general partnership (hereinafter referred to as "Landlord"), and Cardinal of Kentucky, Inc. (hereinafter referred to as "Tenant")

                                   ARTICLE II.

                                    PREMISES

Section 2.01 Premises. WITNESSETH That for and in consideration of the mutual covenants and agreements herein contained the Landlord hereby leases to Tenant, and the Tenant hereby leases from Landlord, in accordance with the terms and conditions set forth herein, the following described premises in Jefferson County, State of Kentucky, to-wit:

      As legally described on Exhibit "A" attached hereto and incorporated herein, including all improvements located thereon and all rights, privileges and easements appertaining thereto (the "Premises").

Section 2.02 Assumed Name. The Tenant shall have the right to use and to register as the assumed business name for the premises the name "The Autumn Care Convalescent Center" after the commencement date of this lease and thereafter while this lease is in effect.

                                  ARTICLE III.

                               TERM AND EXTENSION

Section 3.01 Term. The term of this lease shall commence upon the effective date of the license to be obtained by Landlord for the premises from the Division for Licensing and Regulation or 30 days after the Commission for Health Economics Control in Kentucky receives notice from Tenant of Tenant's intent to acquire the premises by lease from Landlord, whichever occurs last. Provided, however, that if the Commission requires Tenant to obtain a certificate of need to perform the acquisition, the effective date shall be the date Tenant receives a final and unappealable decision allowing Tenant to acquire the premises by lease from Landlord pursuant to KRS Chapter 216B. Notwithstanding any of the foregoing, the term shall not commence until Landlord delivers possession of the improvements and leased equipment to Tenant in accordance with the provisions of this lease and a conditional use permit is issued by the appropriate zoning authorities allowing the use of the premises for a health care facility. The term of this lease shall terminate fifteen (15) years from said date, unless sooner terminated or extended.

Section 3.02 Extension of Term. if this lease is still in effect and if Tenant shall not then be in default, Tenant is hereby granted an option to extend the initial term of this lease for an additional ten (10) years, all under the same terms and conditions, except as herein stated, and any such extension of lease shall be deemed automatically made without notice unless Tenant shall have given one hundred eighty (180) days notice in writing before the expiration of the term that Tenant will not extend said lease.

                                   ARTICLE IV.

                                     RENTAL

Section 4.01 Base Rental. Rent shall commence on the commencement date of this lease as stated in Section 3.01 of this lease. The rent payment provided for herein shall be paid by Tenant in advance, without notice of demand, on the 1st day of each month, and the rent for the calendar month during which rent shall begin to accrue and for the last calendar month of the term of this lease shall be apportioned, if necessary. All rental payments shall be made to Landlord at the address stated in this lease or to such other person, firm or corporation at such other address as Landlord may designate by notice in writing to Tenant. Tenant shall pay interest at the rate of Eighteen percent (18%) per annum on all amounts hereunder which are not paid within ten (10) days of their due date, together with costs of collection and reasonable attorneys fees, all without relief from valuation or appraisement laws.

      Tenant agrees to pay Landlord as rent the sum of Six Hundred Twenty Five Thousand Dollars ($625,000.00) each lease year. For Tenant's convenience, said rent shall be paid in equal monthly installments of $52,083.33 payable in advance without demand. (Said monthly rent payments hereinafter referred to as the "base rental".)

Section 4.02 Adjustments to Base Rental. "Lease Year" shall commence as provided in Article 3.01 and shall end at the close of the twelfth month thereafter. Each "lease year" subsequent shall consist of twelve calendar months.

      At the beginning of the second lease year and at the beginning of each lease year thereafter (including the extension term) (i.e.

each year) the monthly base rental shall be adjusted upward in the same percentage amount as the percentage increase in the Consumer Price index for the Louisville, Kentucky, metro statistical area, over the base period i.e., index figure for the month the rental begins. The Consumer Price Index shall mean the average for "all items" shown on the Louisville metro statistical area average for urban wage earners and clerical workers, all items, groups, sub groups and special groups of items as published quarterly by the Bureau of Labor Statistics of the United States Department of Labor (1982 - 1984 = 100).

      If the Louisville, Kentucky, Metro Statistical Index of the United States Bureau of Labor Statistics is discontinued, Landlord and Tenant shall select comparable statistics on the purchasing power of the consumer dollar in the Louisville, Kentucky, metro area, which are then available and published in some responsible financial periodical of recognized authority, governmental or otherwise.

      In the event of a decrease in the Consumer Price Index at any adjustment period date, the rental shall not decrease, but shall remain the same as the immediate preceding period.

Section 4.03. Rent Abatement. The rental payments provided for in Section 4.01 of this lease shall abate during the first six (6) months of the lease term; provided, however, if Tenant is in default at the beginning of the abatement period or becomes in default during the abatement period, the abatement shall not begin or shall end, accordingly.

      In addition, the adjustment to base rental provided for in Section 4.02 of this lease shall not occur in any lease year following a lease year in which Tenant's profit for the lease year before all taxes and after deduction only for direct and on site (leased premises) "out of pocket" expenses, including the cost of an administrator (on site) is less that $175,000.00. In the event that the rental adjustment of Section 4.02 of this lease is abated in accordance with this paragraph, then the next adjustment in accordance with Section 4.02 shall not occur until the beginning of the lease year following a lease year in which Tenant's profit for the lease year (before all taxes and after deduction only for direct and on site "out of pocket" expenses, including an on site administrator) equals or exceeds $250,000.00. Reinstatement of the Section 4.02 adjustment to base rental shall not be cumulative (i.e., the percentage increase in the CPI during any lease year in which the adjustment is abated shall not be included in a later adjustment calculation). If Tenant is in default at the beginning of the abatement period or becomes in default during the abatement period, the abatement shall not begin or shall end, accordingly. Notwithstanding any of the foregoing, there shall be a CPI adjustment as to base rental for the second lease year regardless of the Tenant's profit during the first lease year.

                                   ARTICLE V.

                              TITLE AND POSSESSION

Section 5.01 Title. Landlord represents and warrants to Tenant that Landlord owns the fee simple title to the premises, has the right and authority to enter into this lease on the terms and conditions and for the use stated and that Landlord has no knowledge of any liens, encumbrances, easements or restrictions affecting the premises other than as shown on Commonwealth Title Policy No. 442-309356 previously supplied to Tenant.

Section 5.02 Construction of Facility and Possession To Tenant. Landlord agrees to deliver to the Tenant physical possession of the improvements and leased equipment no later than the 1st day of August, 1991. Landlord's architect shall notify Tenant in writing at least Thirty (30) days prior to the estimated date of the issuance of an "authority to occupy", however, such notice shall not amend the dates or terms of this lease. Tenant shall not have any right to cancel this lease, reform this lease, or demand damages of any nature from Landlord if possession is given after such date so long as Landlord is diligently pursuing the completion of construction and licensure of the improvements or in the event possession was delayed due to the acts or omissions of Tenant. If possession has not been delivered by August 1, 1992, through no fault of Tenant, then Tenant's sole remedy shall be a cancellation of this lease.

      Landlord is now erecting on the demised premises a one story building suitable for use as a long term health facility for 35 skilled, 80 intermediate and 25 personal care beds and with administration offices. At such time as Landlord delivers possession of the improvements to Tenant, the improvements shall be in compliance with licensure requirements of the State of Kentucky, state and local building codes and zoning laws and regulations. Landlord shall erect the improvements at its own expense, including all architects, engineering and other fees incurred by Landlord at its request and the improvements shall at all times belong to it.

Section 5.03 Leased Equipment. Landlord shall, at its expense, furnish and install as "leased equipment" in the facility to be constructed on the premises the equipment and furnishings in accordance with the list attached hereto as Exhibit "B" and incorporated herein (the "Leased Equipment") and such leased equipment shall be leased to Tenant and be controlled by the terms of this lease as a part of the rental provided for herein. The parties may, by mutual written agreement, delete or add items to such list. In no event shall the aggregate purchase cost to Landlord, of all items of leased. equipment exceed Four Hundred Thousand Dollars ($400,000.00). Any additional items added thereto from time to time by written agreement of the Landlord and Tenant shall also be considered "leased equipment". Tenant shall keep all of the leased equipment in good working order and condition at Tenant's sole cost and expense. Tenant shall have the right to also utilize its own equipment on the premises in addition to the leased equipment. Tenant shall be responsible for furnishing and maintaining all other equipment, personal property and supplies required at the facility.

       If necessary for the proper operation of the Facility, Tenant shall, during the Lease Term, replace part or all of the items of Leased Equipment which have been damaged, destroyed or that need replacement through no fault or neglect of Landlord; and such replacement shall be at the sole cost of Tenant, but any such replaced equipment shall be and remain the property of Landlord.

Section 5.04 Surrender of Possession. At the end of the lease term or any renewal term or upon the earlier termination of this lease, Tenant, at its expense, shall surrender the leased premises, leased equipment (including additions, replacements and accessories thereto), and fixtures to Landlord in the same good condition and state of repair as they were at the beginning of the original lease term, ordinary wear and tear excepted, and broom clean.

Section 5.05 Holding Over. If Tenant remains in possession of the premises after the expiration of either the original term of this lease, or any extended term, except pursuant to an exercise of an option to extend, such possession shall be as a month-to-month tenant. During such month-to-month tenancy, rent shall be payable at the same rate as that in effect during the last month of the preceding term (including the CPI adjustment) and the provisions of this lease shall be applicable and continue in full force and effect.

Section 5.06 Additional Personal Property. Landlord shall purchase, in addition to the leased equipment, any other equipment or personal property approved in writing by Tenant and necessary for Landlord to obtain an "Authority to Occupy" and initial licensure from the State of Kentucky with regards the operation of the premises.

Section 5.07 Quiet Enjoyment. At all times prior to the expiration or other termination of this lease when Tenant is not in default hereunder, Landlord covenants that the peaceable and quiet enjoyment of the premises by the Tenant shall not be disturbed by anyone, claiming by, under or through Landlord or at Landlord's direction.

Section 5.08 Zoning and Restrictions. Landlord represents and warrants to Tenant that the Landlord has received all building and zoning permits necessary to construct the health care facility now being constructed on the premises and that Landlord, at its expense and prior to the commencement date of this Lease, shall secure all necessary zoning permits to allow the use of the premises as a health care facility and that there are no deed or other restrictions affecting the premises that would prohibit the use of the premises as contemplated by the terms of this lease.

                                   ARTICLE VI.

                        TAXES, ASSESSMENTS AND UTILITIES

Section 6.01 Real Estate Taxes. Tenant, at its expense, shall pay when due all real estate taxes becoming due and payable against the premises beginning with the date that possession of the premises is delivered to Tenant and all taxes thereafter becoming due and payable during the term of this lease. Tenant shall have the right, at its expense and in good faith, to contest the amount or validity of any such tax payable by Tenant under the terms of this lease. The terms of Section 7.02 of this lease shall apply to any such action by Tenant. In addition, if at any time payment of any such tax shall become necessary to prevent the tax sale of the leased property or any portion thereof because of nonpayment, then Tenant shall pay the same in sufficient time to prevent such sale. Any real estate taxes which become due and payable for the year in which possession is given to Tenant shall be prorated for the calendar year between Landlord and Tenant and such proration shall also occur at the end of the term of this lease for the calendar year of termination. Landlord shall be responsible for all taxes due and payable in 1990.

Section 6.02 Personal Property Taxes. Tenant, at its expense, shall pay when due all personal property taxes assessed against any of Tenant's tangible or intangible personal property or leased equipment beginning on the date Tenant is given possession,and during the term of this lease.

Section 6.03 Sewer Use Fees. Tenant, at its expense, shall pay when due all sewer use fees assessed against the premises during this lease commencing with the date of possession.

Section 6.04 Utilities. Tenant, at its expense, shall obtain in its name and pay when due all charges for gas, water, electricity, cable television, trash, telephone, communication services, and all other utilities used on or supplied to the premises commencing with the date Tenant is given possession.

                                  ARTICLE VII.

                                 USE OF PREMISES

Section 7.01 Use by Tenant. Tenant shall use the premises only for the business purpose of a health care facility (the "facility") (i.e., nursing home or retirement home providing some care for its residents) and for no other purpose. Tenant covenants and agrees that during the term of the Lease, it will use its best efforts to operate the Facility as a provider of health care services and to maintain its certifications for reimbursement and licensure, and its accreditation, if compliance with accreditation standards is required to maintain the operations of the Facility and a failure to comply would adversely affect operations of the Facility.

Section 7.02 Compliance with Laws. Tenant, in operating the improvements on the premises, at its expense, shall comply with all city, county, state and federal building codes, ordinances, rules, regulations and laws applicable to the premises, including but not limited to any and all guidelines relating to alzheimer facilities adopted, and as amended from time to time, by the University of Kentucky Sanders - Brown Center on Aging, unless same relates to the original construction of the improvements or structural alterations required by law which shall be the responsibility of the Landlord, (Landlord shall not be liable for any changes necessary to comply with any law or regulation amended or commencing after the commencement date of this lease except for any structural changes to the premises required by law). If, at any time, the Sanders-Brown Guidelines directly conflict with state regulations, then state regulations shall take precedence to the extent of the conflict. Tenant, at its expense shall have the right, after notice to Landlord, to contest by appropriate legal proceedings the validity of or application to the premises of any building code, ordinance, rule, regulation, tax or law and to delay compliance therewith pending the prosecution of such proceedings; provided, however, that the Tenant, at its expense, shall defend, hold harmless and indemnify Landlord against all encumbrances or civil liability and reasonable attorney fees incurred by the Landlord or imposed upon the premises by reason of any delay caused by Tenant in compliance with any city, county, state or federal building code, ordinance, rule, regulation or law.

Section 7.03 Waste. Tenant shall neither commit, nor permit the commission of waste upon or against the leased premises and leased equipment, ordinary wear and tear excepted.

Section 7.04 Condition of Premises and Equipment. The taking of possession by Tenant shall be conclusive evidence that Landlord has complied in every respect with its obligations under Section 5.02 of this lease. Landlord makes no warranty and Tenant waives any warranty, express or implied, relative to the premises, any area common thereto, or leased equipment, except as expressly stated in this lease. Tenant shall, however, have the full benefit of any and all warranties of any architect connected with the construction of the leased premises or of any manufacturer or seller of equipment or fixtures constituting a part of the premises or items of leased equipment. Landlord and Daniel G. Conner, as the general contractor, warrant outside walls, roof and foundation for the period of this lease as to defects arising from unworkmanlike construction, In addition, the Landlord shall, at its expense, correct any defects in construction of the premises by it arising from unworkmanlike construction which occur within one (1) year after the commencement date of this lease. Tenant waives any claims against the general contractor and any express or implied warranties of the general contractor, except as set forth in this lease.

      Landlord represents and warrants to Tenant that to the best of Landlord's knowledge there are no "hazardous substances" located on, in, at or under the premises. Landlord makes no other representations or warranties with regards to "hazardous substances". Landlord has hereof ore given Tenant a copy of an environmental site assessment dated November 26, 1990, from Greenbaum Associates, Inc. For purposes of the foregoing "hazardous substance" means any hazardous or toxic substance, material or waste regulated or listed pursuant to any federal, state or local environmental law, including without limitation, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act and the Clean Water Act.

Section 7.05 License and Permits. Tenant, at its expense, shall acquire and maintain all licenses and permits needed to operate a long term health care facility on the premises. Tenant shall reimburse Landlord its costs for the Tenant's pro rata share of the cost for the remaining period of the first one
(1) year license of the facility initially obtained by Landlord. Such costs shall not include the cost of Landlord's obtaining the Certificate of Need as the costs referenced in this section refer to operational licenses only. Tenant shall not be released or excused from the term of this lease, by reason of or as a result of, a failure to obtain or retain any such licenses and permits provided the facility as constructed meets all applicable requirements for initial licensure. Landlord, at Tenant's expense, shall diligently assist and cooperate with Tenant in obtaining any such licenses and/or permits. However, Landlord shall not be required to institute litigation for such purposes.

Section 7.06. Right of Entry for Inspection and Repairs. Landlord, in the event of Tenant's default under this lease, shall have the right to enter upon the premises for the purpose of inspection or making of such improvements, repairs and alterations of the premises as Landlord may deem reasonably necessary or advisable. At all reasonable times and with the least disturbance reasonably necessary, Landlord may inspect the premises or view with existing or prospective mortgagees, prospective purchasers or prospective tenants (as to tenants if the termination of the lease will occur within six (6) months or Tenant has defaulted). The consent of Tenant (not to be unreasonably withheld) shall be obtained prior to commencement of major repairs, improvements or alterations, to the premises by Landlord and, if reasonably possible, such work shall be done at such time or times as will not interfere with the operations of Tenant, provided further, that if such work prevents the use of any part of the facility by Tenant for a substantial and material period of time, then rent shall abate based upon the same formula as contained in Article Thirteen (13) herein. The exercise of any right reserved hereunder by Landlord shall not operate as a constructive eviction or disturbance of Tenant's use and possession of the premises and shall not render Landlord liable to Tenant or any other person.

                                  ARTICLE VIII.

                                 EMINENT DOMAIN

Section 8.01 Permanent or Temporary Taking. In the event the improvements, any part thereof, or complete access to the premises is acquired on a permanent or temporary basis by any Federal, State, or local governmental agency, by means of condemnation or threat of condemnation, or by reason of mutual agreement between Landlord and said governmental agency, this article shall control.

Section 8.02 Compensation. All compensation awarded for any taking (including loss of leasehold) shall belong to and be the property of the Landlord, provided, however, that Tenant shall be entitled to any portion of the award made to the Tenant for its loss of business, depreciation to or for the cost of removal of stock, fixtures, equipment other than the leased equipment or signs, moving expenses, relocation costs or any other allowances to which Tenant may be legally entitled, and this lease shall not preclude the right of Tenant to pursue an independent action for damages against any governmental agency for said taking. In any event, Landlord shall not be liable to Tenant for any damages.

Section 8.03 Effect on Lease for Permanent Taking. In the event that the whole of the improvements are taken permanently by any method then this lease shall terminate as of the date title to the premises vests in the government agency. Such date of vesting shall operate as though it were the date originally intended by the parties for expiration of this lease and Tenant shall pay rent accrued to the date of such vesting.

      In the event a substantial and material portion of the improvements are taken permanently, then either party to this lease shall have the option to terminate this lease by giving the other party to this lease sixty (60) days written notice. If neither party elects to terminate this lease or if less than a substantial and material portion of the premises are taken then the lease shall terminate as to the part taken and base rent shall be reduced for the remainder of the term and extensions, if any, on the basis and in the proportion that the square footage of the facility taken bears to the total premises leased herein. In the event that a substantial and material part of the premises is temporarily taken in excess of ninety (90) consecutive days, then such taking shall be deemed a permanent taking for purposes of this lease (it shall be presumed that the taking is "substantial and material" if the Division of Licensure and Regulation, Cabinet for Human Resources, closes the leased premises because of such taking).

      In the event that the leased premises is landlocked by such taking, then either party to this lease shall have the right to terminate this lease by written notice to the other party to this lease, which shall terminate this lease sixty (60) days after notice.

Section 8.04 Effect on Lease of Temporary Taking. In the event that all or part of the improvements are taken for a temporary use, the base rental shall be abated by the greater of : (a) the proportion the square footage of the facility taken bears to the total square footage of the entire leased premises herein or
(b) the proportion that the number of beds available f or use after the taking bears to the number of beds available for use prior to the taking. Tenant shall continue to perform all other conditions of this lease as though the taking or condemnation had not occurred, except to the extent that Tenant shall be prevented from doing so by reason of the taking or condemnation and except for the abatement of base rental as provided. Neither party shall have any right to terminate this lease by reason of a temporary taking of improvements or the demised premises, except as stated in Section 8.03 herein.

                                   ARTICLE IX.

                     ALTERATIONS, REPAIRS AND TRADE FIXTURES

Section 9.01 Repairs by Tenant Generally. Except for those situations set forth in Article Thirteen of this lease, Tenant, at its expense, shall inspect, maintain and repair the improvements constructed by Landlord on the premises so as to keep the improvements and interior decorations in good repair and in a safe condition, free from dirt, water, snow, ice, refuse, trash and obstruction. This obligation to repair shall include, but not be limited to, Tenant's signs, glass, air conditioning, heating, electrical, parking areas and driveways, plumbing systems, roof, walls and all interior repairs. Tenant shall not alter any part of the structure of the leased premises or change or alter any permanent improvement in or on the leased premises or make additions thereto without the prior written consent of Landlord which consent shall not be unreasonably withheld. However, Tenant may make alterations without Landlord's consent that do not result in a substantial modification of the floor plan or exterior appearance of the facility and otherwise have an aggregate cost of no more than 10% of the annual rent then in effect so long as Tenant gives a copy of the plans to Landlord at least ten (10) days prior to the alterations. Tenant shall not do anything or permit anything to be done upon the premises which will increase the rate of fire or casualty insurance upon the building or its contents, without Landlord's written consent, or to cause structural damage to any improvements. Except for trade fixtures, any improvements made to the premises shall become the property of the Landlord, free of charge, if affixed to the realty.

Section 9.02 Quality and Promptness of Repairs. All ordinary repairs made by Tenant shall be made promptly when necessary; shall be at least equal to the original construction in the quality of materials and workmanship and shall be done in full compliance with all applicable building codes, ordinances, rules, regulations and statutes of the city, county, state and federal governments.

Section 9.03 Liability of Landlord. Landlord shall not liable to Tenant or any other person or corporation, including employees and invitees, for death or injury to the person or for loss or damage to property caused by theft, vandalism, water, rain, snow, frost, fire, storm or accident, or by breakage, stoppage, or leakage of water, gas, heating or sewer pipes or plumbing, upon, about or adjacent to the premises or by any other cause, except damages caused by Landlord's breach of this lease, gross negligence or willful misconduct.

Section 9.04 Removal of Personal Property. Upon the expiration of or termination of this lease, Tenant, at its expense, shall remove from the premises all of the personal property and equipment described in Section 5.06 of this lease (not leased equipment). If any disfigurement or damage results from such removal, repairs shall be made by Tenant at its expense.

      If upon surrender to Landlord of possession of the premises and improvements, Tenant, at its expense, does not within ten (10) days after the Landlord's demand remove Tenant's personal property and equipment, Landlord, at Landlord's election, shall have the right either to treat Tenant's property as having been abandoned by Tenant to Landlord without any payment or offset or, at Tenant's risk and expense, to remove Tenant's property from the premises and improvements and store them. Tenant, at its expense, shall defend, hold harmless and indemnify Landlord from and against any and all costs, expenses, losses, demands and damages, including reasonable attorney fees, caused by the removal of Tenant's property from the premises and improvements, regardless of whether caused by Tenant or Landlord.

Section 9.05 Future Construction. That with the written consent of both parties to this lease, the Landlord may construct an addition to the premises contemplated by this lease for rental by the Tenant on the same terms as this lease with rent proportionately higher based pro rata with the rent due under this lease and determined by the additional number of beds added as a result of the addition.

                                   ARTICLE X.

                                      SIGNS

Section 10.01 Tenant's Signs. Tenant shall have the right to place upon the leased premises such sign or signs as it may desire for advertising purposes at its own expense, but the placement and the height of such sign shall be with the approval of Landlord, such approval by Landlord shall not be unreasonably withheld. All signs shall comply with all applicable state and local statutes, rules, regulations and ordinances. Tenant shall maintain such signs in a good state of repair and shall repair any damage to the demised premises by the erection, maintenance or removal of such signs at the termination of this lease. Upon the termination of this lease, all signs of Tenant (except any sign attached to a building on the premises) shall be removed in accordance with the Article relating to trade fixtures.

                                   ARTICLE XI.

                   ASSIGNMENT, SUBLETTING AND SUBORDINATION

Section 11.01 Assignment or Subletting by Tenant. Tenant shall not assign this lease or any interest herein, or sublet the leased premises or any part thereof or any right or privilege appurtenant thereto, or allow any person other than Tenant and its agents, employees, patients and medical staff to occupy or use the premises or any part thereof without Landlord's written consent (and the consent of any mortgagee of the premises). This section shall not prohibit assignment to affiliated entities of Tenant so long as the assignee complies with subdivisions (a) and (e) of this section. Any unauthorized assignment or sublease shall be voidable and shall constitute a breach of this lease at Landlord's option.

      Landlord and any mortgagee shall not unreasonably withhold its consent to assignment or subletting of this lease. The Landlord (and any mortgagee) may withhold its consent if any of the following facts do not exist:

      (a) Assignee or sublessee agrees in writing to be bound by all terms, conditions and obligations under this lease and the Agreement between the parties of even date herewith.

      (b) In landlord's reasonable opinion the proposed assignee or sublessee has assets sufficient to operate the premises and to meet the obligations of Tenant.

      (c) Assignee or sublessee has both the reputation and the experience in rendering long term care similar to Tenant's reputation and experience.

      (d) Assignee's or sublessee's proposed use is permitted by the use provision of this lease.

      (e) The proposed assignee or sublessee promptly obtains licensure approval after the assignment or sublease and in any event in accordance with applicable Kentucky statutes and regulations.

      (f) Any other reasonable factor as determined by Landlord or Landlord's mortgagee. In the event Landlord or a mortgagee refuses to grant such consent and if Tenant wishes to contest Landlord's or mortgagee's decision, then Tenant's sole remedy shall be for injunctive relief and not for any form of damages or costs. It shall not be unreasonable to withhold said consent if Tenant is in default of this lease at such time. Any such assignment or sublease shall be subject to the terms of this lease and Tenant and guarantors shall remain primarily liable to Landlord for the full performance of duties and obligations under this lease.

Section 11.02 Subordination and Attornment. This lease shall be subject and subordinate to the lien of any mortgage now secured by or hereafter to be secured by the leased premises at the election of any owner of such premises, and to all renewals, modifications, amendments, consolidations, replacements and extensions thereof, provided that such mortgage provides that Tenant's use and occupancy of the Premises shall not be disturbed notwithstanding any foreclosure or deed in lieu thereof so long as Tenant is not in default hereunder. Tenant shall execute and deliver to the owner of the premises and any mortgagee documents which may be reasonably required by any owner of the premises in confirmation of such subordination promptly upon Landlord's written request. Further, Tenant, as a part of any subordination agreement, if requested, shall agree to attorn to any mortgagee in the event of foreclosure or deed in lieu of foreclosure. In consideration of Tenant's execution of a subordination and/or attornment agreement, Tenant shall be granted a nondisturbance agreement from such mortgagee. In any event, Tenant shall be obligated to continue to pay rent and comply with all other terms of this lease if allowed to remain in possession after any foreclosure or deed in lieu of foreclosure.

      The periodic payment terms of any mortgage hereafter given by Landlord and secured by the Leased Premises shall be in an amount not greater than either (1) the original base rental or (2) the then current base rental as adjusted by the terms of this lease, whichever amount is greater, except that this limitation shall not apply if Landlord is rebuilding the Leased Premises in accordance with Article Thirteen (13) of this Lease. The Tenant shall receive a copy of any notice of default sent to Landlord from any such mortgagee and be given the same right to cure as Landlord.

Section 11.03 Sale by Landlord. In the event of any sale or conveyance by Landlord (or its mortgagee) of the leased premises or any part thereof, the sale or conveyance shall be made subject to this lease and shall operate to release Landlord (and any mortgagee) from any further liability under any of the terms, covenants, and conditions contained in this lease, express or implied, arising after the date thereof and Tenant shall look solely to the purchaser with request to any matter arising after such date.

Section 11.04 Estoppel Certificates. Tenant, upon request by Landlord, shall execute and deliver to Landlord, in contemplation of the sale or mortgage of the leased premises, an estoppel certificate which shall, at a minimum, state to the extent of the true facts: (1) that the lease provided to the lender or purchaser is a true and correct copy of the lease and that it has not been modified or terminated except as set forth, (2) that the rentals in the lease have not been modified, (3) that there are no outside agreements that would affect lender or purchaser or any of their rights to the lease or premises, (4) that there are no disputes existing as to the lease, (5) that Landlord has complied with the terms of this lease to the date of the certificate, (6) that there have been no rentals paid more than thirty (30) days in advance, and (7) any other reasonable terms.

Section 11.05 Leasehold Financing. Whenever Tenant shall not be in default under the terms and conditions of this Lease and if permitted by the terms of any mortgage now or hereafter secured by the premises and given by Landlord, Tenant shall have the right to mortgage its leasehold interest in this Lease. If Tenant does so, Landlord agrees as follows: (a) Landlord shall not agree to any modification, amendment or termination of this Lease without first obtaining the prior written approval of Tenant's leasehold mortgagee (the "Mortgagee"), which approval shall not be unreasonably withheld, provided, however, that this provision shall not impair Landlord's right to terminate this Lease pursuant to its terms due to a default hereunder by Tenant, subject to the provisions of this Article 11.05, (b) Landlord shall notify Mortgagee in writing of any default by Tenant under this Lease at the time notice is sent to Tenant and Mortgagee shall then have the right, but not the obligation, to correct any such default within the time allotted to Tenant under this Lease, (c) If for any reason whatsoever, including the disaffirmance or rejection of this Lease in a bankruptcy proceeding, this Lease shall terminate or come to an end during the term of Mortgagee's mortgage, Landlord shall enter into a new lease with Mortgagee on the same terms and conditions as this Lease, (d) Mortgagee shall not be liable for the performance of this Lease except during such time as Mortgagee shall be in possession due to foreclosure or other acquisition of the leasehold estate, and upon subsequent assignment of this Lease by Mortgagee, Mortgagee shall remain liable for the performance of the obligations of Tenant under any substitute lease entered into between Mortgagee and Landlord.

      Landlord shall enter into an agreement in recordable form with Mortgagee, if so requested by Mortgagee, containing the foregoing terms and conditions. Except as expressly stated in this Section, no Mortgagee, nor anyone who claims by, through or under such mortgagee shall acquire any greater or more extended rights then Tenant has under this Lease and any such mortgage shall in every respect be subject and subordinate to all conditions and terms of this Lease and the rights of Landlord herein as well as in respect to all improvements located on the premises. In no event shall Landlord be liable to pay any such leasehold mortgage.

                                  ARTICLE XII.

                                     DEFAULT

Section 12.01 Default by Tenant. The occurrence of any one or more of the following conditions or any failure of Tenant to abide by the terms of this lease shall constitute a "default" within the meaning of that word as used in this lease. Tenant shall correct said default within ten (10) days after the receipt of written notice of such "default" if such "default" is a monetary default and within thirty (30) days if the "default" is nonmonetary. If such "default" is not remedied by Tenant within the above applicable period, the Landlord shall have the rights as set forth in this Article, which rights are cumulative and in addition to any rights or remedies which Landlord may have by law. If any nonmonetary default is not capable of cure within thirty (30) days, Tenant shall have such longer period as is reasonably necessary to cure such default provided that Tenant commences such cure within such thirty (30) day period and diligently and in good faith prosecutes such cure to completion.

            (1) The failure of Tenant to pay any part of a rental payment or other charge due under this lease on or before its due date;

            (2) Unauthorized assignment or sublease of this lease or any part thereof or of any interest therein;

            (3) Abandonment or vacation of the premises by Tenant, or failure of Tenant to conduct business as required by this lease;

            (4) Dissolution of Tenant;

            (5) The appointment of a receiver or Trustee over any part or all of Tenant's property or that of any successor;

            (6) The voluntary or involuntary making by or against Tenant of a general assignment for the benefit of any one or more of Tenant's past, present or future creditors;

            (7) The filing or attachment of any lien or encumbrance against the premises arising out of any act or omission by Tenant which is not released or bonded by Tenant in accordance with law;

            (8) The supplying by Tenant to Landlord of any information material to Tenant's ability to perform this lease that Tenant knew at the time to be false;

            (9) Failure of Tenant to perform any covenant, condition, or obligation contained herein or to give any notice required hereunder;

            (10) Any act of intentional damage to the leased premises or leased equipment;

            (11) Except as qualified by subsection (12) below, Tenant's material breach of any of its obligations arising out of the ancillary operating "Agreement" or the "Side Agreement" between the parties both of even date herewith;

            (12) Loss of any license or permit required to operate the facility as a long term care facility and the expiration of any appeal period or period in which deficiencies can be corrected.

      In the event of any default, Landlord shall give Tenant written notice of the default stating the default complained of and referring to the Article and Section in this lease relied on by Landlord.

Section 12.02 Landlord's Rights and Remedies. Upon any default and a failure by Tenant to cure same within the time period in the preceding section, Landlord, at its option, and without further demand or notice, shall have the following rights and remedies in addition to any rights provided by law, all of which shall be cumulative:

      (1) Perform any covenant or obligation of Tenant and charge the cost of the cure to the next installment or installments of base rental due.

      (2) Allow Tenant to remain in possession, declare the total rental under this lease immediately due and payable and institute collection proceedings.

      (3) Retake possession of the leased premises and any leased equipment and relet the leased premises or any part thereof to a third party. If the Landlord relets the premises (either for a term greater than less than or equal to the unexpired portion of the term then in effect under the terms of this lease) for an aggregate rent during the portion of such new lease which is less than the rent and other charges which Tenant would pay hereunder for such period, Landlord may immediately upon the making of such new lease, sue for and recover the difference between the aggregate rental provided for in said new lease for the portion of the term coextensive with the term then in effect under this lease, and the rent which Tenant would pay hereunder for such period (discounted to present value at a factor of 8% per annum), together with any expense to which Landlord may be put for brokerage commission, placing the demised premises in tenantable condition, charges accrued prior to the new lease or otherwise. If such new lease or tenancy is made for a shorter term than the balance of the term of this lease, any such action brought by Landlord to collect the deficit for that period shall not bar Landlord from thereafter suing for any loss accruing during the balance of the unexpired term of this lease.

      (4) Operate the facility on Tenant's behalf (and subject to applicable Kentucky statutes and regulations) until any default by Tenant under this lease has been cured. Any such summary action by Landlord shall not be construed as an election or act constituting retaking of possession unless expressly so stated in writing by Landlord to Tenant.

      Tenant knowingly and voluntarily waives demand for performance, notice to quit and any and all rights of redemption which Tenant may now have or hereafter acquire pursuant to statute or court decision, except for notice as provided in this Article.

      Landlord shall have the right to cure any default by Tenant without giving notice to Tenant in the event of an emergency.

      Landlord's failure to insist on the strict performance of and compliance with each condition in this lease shall neither constitute nor be construed as constituting a waiver by Landlord of Landlord's rights under this Article or by law, nor constitute nor be construed as consisting of a waiver by Landlord of a second or subsequent default by Tenant of the same condition. Acceptance of past due rent or other sums due shall in no way act as a waiver of

Tenant's default nor prevent Landlord from proceeding as above stated. In the event litigation is commenced, it shall not be necessary for Landlord to notify Tenant of any additional occurrences of default prior to proceeding as permitted.

Section 12.03 Default by Landlord. If Landlord defaults in the performance of any condition or obligation in this lease and if Tenant gives Landlord notice of the default stating the default complained of and referring to the Article and
Section in this lease relied on by Tenant, Landlord shall have thirty (30) days after receiving written notice from Tenant to undertake the cure of any default and shall thereafter cure same in good faith, with diligence, and within a reasonable period of time. Notwithstanding the foregoing, Landlord shall not have the right to cure the failure to meet the deadlines stated in Section 5.02, except with the express written consent of Tenant.

      If Landlord fails to cure any such default or to diligently and in good faith pursue the cure as provided for herein, then Tenant may sue Landlord for its damages, and may further obtain injunctive relief if necessary to maintain operation of the facility or conform with applicable law. Anything to the contrary herein contained, notwithstanding, there shall be absolutely no personal liability on firms, individuals or entities who have an ownership interest in Landlord with respect to any of the terms, covenants, conditions and provisions of this lease, and Tenant shall, subject to the rights of any prior mortgage, look solely to the interest of Landlord, its successors and assigns in the leased premises for the satisfaction of each and every remedy of Tenant in the event of default by Landlord hereunder; such exculpation of personal liability is absolute and without any exception whatsoever.

      Whenever this lease requires any act (other than the payment of a liquidated sum of money i.e., rental payments, taxes, utilities, etc.) by Landlord or Tenant within a certain period of time or by a certain time, the time for the performance of such act shall be extended by the period of any delay caused by war, strikes, lockouts, civil commotion, unpreventable material shortages, casualties, acts of God or other conditions or events beyond the control of the obligated party. Provided, however, that written notice of such delay and the cause and circumstances thereof shall be given to the other party immediately after commencement of such delay and knowledge of such delay becoming known by the obligated party.

                                  ARTICLE XIII.

                               DAMAGE TO PREMISES

Section 13.01 Major Damage. In the event that the leased premises are damaged by fire or other casualty, then Tenant shall notify Landlord in writing of such an event.

      Landlord shall repair such damage unless: (a) the estimated cost of fully repairing the damage exceeds seventy five percent (75%) of the then full replacement value, and the damage occurs at such time when there is three (3) years or less of the lease term remaining (an extension term, if any, that has not been exercised shall be included in the calculation only in the event that Tenant agrees in writing within thirty (30) days of damage that it will extend the term subject to Landlord's duty to restore as herein provided) in which event either party shall have the right to terminate this Lease. Rent shall abate in accordance with Section 13.02 of this lease if Tenant is unable to use all or any part of the premises while repairs are made.

      If either party elects to terminate this lease pursuant to this section, the lease shall terminate fifteen (15) days after date of notice, Tenant shall surrender possession to Landlord, and all accrued rights under this lease shall survive termination.

Section 13.02 Nonmajor Damage. Any other damage to the leased premises from any casualty or risk which does not qualify as major damage as defined above shall be deemed to be nonmajor.

      If neither party elects to terminate this lease under the "major damage" provision above, or if the damage is nonmajor, then Landlord shall at its expense repair or rebuild the leased premises to substantially, the same condition as existed immediately prior to the damage and in accordance with Kentucky State building codes and sufficient to meet licensure requirements of the State of Kentucky for long term care facilities. The restoration shall be done as promptly as reasonably possible, Landlord shall also restore any damaged leased equipment, but in no event shall Landlord be responsible to restore Tenant's personal property or equipment.

      Landlord's duty to restore the leased premises and leased equipment shall be contingent upon Landlord's receipt of insurance proceeds, however, Landlord's obligation to restore shall not be limited to the extent of insurance proceeds received so long as Landlord receives all of such proceeds. Landlord shall not have any obligation to restore the leased premises and leased equipment in the event that Landlord's mortgagee, under the terms of a mortgage, retains all or any portion of insurance proceeds covering the damage unless Landlord, after a diligent and good faith attempt, is able to borrow an amount sufficient to restore the Leased Premises at an interest rate of twelve percent (12%) or lower and with "points" or financing costs not exceeding one percent (1%) in the aggregate.

      In the event Tenant is unable to use all or any part of the leased premises while Landlord restores same, then monthly rent shall be equitably prorated and abated in the greater of: (a) the proportion that the monthly rent of the part usable by Tenant bears to the monthly rent of the total space then leased by Tenant, taking into consideration the monthly rental rate per square foot for the space for which the proration is made or (b) the proportion that the number of beds available for use after such damage bears to the number of beds available for use prior to such damage. The abatement of monthly rent shall commence with the date of the damage and continue until the repairs are substantially completed. Other obligations of Tenant under this lease shall not abate in any manner.

      If the leased premises is a part of a larger structure or development and if the larger building or development is damaged, there shall be no abatement of monthly rent where the leased premises itself is not damaged.

                                  ARTICLE XIV.

                   INSURANCE SUBROGATION AND INDEMNIFICATION

Section 14.01 Comprehensive Liability and Professional Insurance to be carried by the Tenant. Tenant before occupying the premises, at its expense, shall cause to be issued and kept in force during the term and each extension term, if any, a policy or policies of comprehensive liability and professional liability insurance, including public liability, malpractice and property damage, by the terms of which both Landlord and Tenant shall be insured against claims for bodily injury, death and property damage as a result of an occurrence on the premises, with minimum combined single limits of Five Million Dollars ($5,000,000.00). Tenant shall remain liable to Landlord for any deficiency should insurance afforded by this section be insufficient to satisfy the liability of Tenant under Lease Section 14.05.

Section 14.02 Certificate of Insurance. Tenant, at its expense, shall carry all insurance required by this Article with a company or companies reasonably acceptable to Landlord and qualified to do business in the State of Kentucky, and Tenant shall cause each policy of insurance procured by it and required by this Article to be endorsed to provide that each insurer shall have the right to change or cancel the policy only after first giving both parties fifteen (15) days prior written notice by certified mail, return receipt requested, of the insurer's intention to cancel or change the policy.

      Tenant, at its expense, before commencement of the term and upon each renewal of such insurance, shall deliver to and deposit with Landlord certificates of insurance for each policy required by this Article and copies of receipts evidencing that all current premiums on such policies have been paid.

      A party's obligation to carry the insurance provided herein may be brought within the coverage of a so-called "blanket policy" or policies of the insurance carrier maintained by such party. However, the other party to this lease must be named as an additional insured thereunder as its interest may appear; the coverage afforded the other party must not be reduced or diminished by the blanket policy of insurance, with an endorsement to that effect provided to such other party; and the requirements set forth herein must be otherwise satisfied.

Section 14.03 Adjustments to Insurance Coverage. In order to maintain the same level of coverage that will exist at the commencement of the term of this Lease, the amounts and types of coverage called for herein shall be subject to review at the end of each three year period following the effective date of this lease and, if appropriate, they shall be increased or extended to provide the amounts and types of coverage that are at least equal to the amounts and types of coverages carried by prudent owners and operators of properties similar to the leased premises but in no event shall the coverage be less than as required by the terms of this Article.

Section 14.04 Other Coverage. Tenant, at its expense, shall carry insurance in a reasonable amount to provide coverage for loss or damage to or from: (1) leased equipment for its full replacement value (2) explosion of steam boilers, pressure vessels or similar apparatus (3) loss of rental during first six (6) months during reconstruction after any damage or destruction of premises.

Section 14.05 Indemnification of Landlord. Tenant assumes all risk and responsibility for injury or death to persons and damage to property (damages to the leased premises being waived to the extent of insurance proceeds paid to or on behalf of Landlord) arising out of or in any way connected with or related to Tenant's use and control of the leased premises and Tenant shall indemnify and hold Landlord harmless as to all such liability, including reasonable attorney fees, except as to liability for Landlord's gross negligence or willful misconduct as to which Landlord shall hold Tenant harmless, including reasonable attorney fees.

Section 14.06 Fire, Extended Coverage and Additional Perils Insurance. Tenant, at its expense, shall cause to be issued and kept in force during the terms and each extension, if any, a policy or policies of fire, extended coverage and additional perils insurance by which Landlord and any mortgagee shall be insured against loss resulting from damage to or destruction of the improvements located on the premises and leased equipment for its full replacement value (exclusive of land) as established by the insurance carrier.

14.07 Denial of Subrogation Rights. Tenant shall cause each policy of insurance carried by it and insuring either Landlord or Tenant or both against loss or damage as a result of fire, causes enumerated in extended coverage and additional perils policies and endorsements, bodily injury, death and property damage, to be written and endorsed to provide that each insurance company waives all rights of recovery by way of subrogation against Landlord in connection with any loss or damage covered by and to the extent of the maximum limits and the maximum proceeds payable under each policy of insurance.

      Tenant, and for each person, organization, association and corporation claiming under or through Tenant, herein waives, releases and discharges Landlord from all costs, expenses, losses, damages, demands, claims and liabilities arising in any manner that is covered by policies of insurance now or hereafter existing during the term of this lease or any extension period, if any. However, this release is applicable only to the extent of the maximum proceeds paid under each applicable policy of insurance.

      If the release and discharge of Landlord by Tenant as contained in this Article, to the extent of maximum proceeds paid under each applicable policy of insurance, contravenes any statute or decision with regard to exculpatory agreements, the liability of Landlord shall be deemed not released but shall be secondary to all of the insurance proceeds paid under such applicable policy of insurance.

                                   ARTICLE XV.

                               GENERAL CONDITIONS

Section 15.01 Notice. All notices, requests, demands or other communications required or permitted under this lease shall be in writing and shall be either personally delivered evidenced by a signed receipt or transmitted by United States mail, certified, return receipt requested, postage prepaid, addressed as follows:

If given to Landlord:

c/o Daniel G. Conner                Copy to:    David Nachand, Attorney
2946 Highway 62                                 426 E. Court Ave.
Jeffersonville, IN 47130                        Jeffersonville, IN 47130

If given to Tenant:

Randall Bufford                     Copy to:    C. Edward Glasscock, Esq.
c/o Tenant                                      Brown, Todd & Heyburn
9300 Shelbyville Road                           1600 Citizens Plaza
Suite 1300                                      Louisville, KY 40202
Louisville, KY 40222

      All notices, requests, demands and other communications shall be effective upon personal delivery evidenced by a signed receipt or upon five (5) calendar days after being deposited in the United States mail, whichever occurs first. The time period in which a response to any such notice, request, demand or other communication must be given, however, shall commence to run from the date of personal delivery evidenced by a signed receipt or the date of receipt on the return receipt of the notice, request, demand or other communication; provided, however, that if a party refuses delivery of any such notice, request, demand or other communication sent by mail, or fails or neglects without reasonable cause, to accept delivery after three (3) attempts to so deliver by postal authorities, it shall be deemed received on the date of its last being deposited in the United States mail. The parties hereto shall have the right, at any time and from time to time during the term of this lease, to change their respective addresses for notices by giving the other party hereto written notice thereof.

Section 15.02 Merger - Entire Agreement. All prior oral negotiations, promises and agreements between Landlord and Tenant have been and shall be conclusively presumed to be merged into this lease. There are no promises or agreements between the parties hereto other than those contained herein, other than the Agreement and Side Agreement between the parties both of even date herewith.

Section 15.03 Amendment. This lease may be amended at any time and from time to time; provided, however, that no amendment to this lease shall be legally enforceable against either Landlord or Tenant unless it is in writing, executed and acknowledged by both Landlord and Tenant.

Section 15.04 Construction. This lease shall be construed in accordance with the laws of the State of Kentucky.

Section 15.05 Specific Performance. Landlord and Tenant for themselves and for each person, business organization, association and corporation claiming by, under or through either Landlord or Tenant, stipulate that both Landlord and Tenant shall have the remedy of specific performance against the other.

      Landlord and Tenant, for themselves and for each person, business organization, association and corporation claiming by, under or through either Landlord or Tenant, knowingly and voluntarily waive their rights to allege or assert in or to any and all claims or counts for specific performance arising out of or in any way connected with this lease the defense that the other party has an adequate remedy at law.

Section 15.06 Binding Effect on Successors. Landlord and Tenant expressly agree that, subject to the terms of this lease, all terms and conditions of this lease shall extend to and be binding upon or inure to the benefit of the heirs, executors, administrators, personal representatives, assigns and successors in interest of both Landlord and Tenant.

Section 15.07 Memorandum of Lease. Landlord and Tenant shall execute and deliver to each other a Memorandum of Lease for recording purposes within a reasonable time after this lease is executed by both parties. Either party, at its expense, shall have the right to record such memorandum for the purpose of giving notice of Tenant's interest in the premises.

Section 15.08 Reading and Receipt of Lease. Landlord and Tenant stipulate that each has read and understands the conditions in this lease and by their respective signatures below, acknowledge the receipt of an executed copy of this lease.

Section 15.09 Attorney Fees and Costs. Tenant shall pay all reasonable attorney's fees and costs incurred on behalf of Landlord if (a) Landlord institutes litigation against Tenant for a breach of the terms and conditions of this lease and prevails in such litigation, (b) Landlord institutes litigation against Tenant for an unlawful detainer of the demised premises, or (c) Landlord is made a party to litigation against Tenant instituted by a third party, relating to the demised premises wherein Landlord is not at fault. Landlord shall pay all reasonable attorneys fees and costs incurred on behalf of Tenant if Tenant institutes litigation against Landlord for a breach of this Lease and prevails in such litigation. The reimbursement of attorneys fees shall not be conditioned upon the commencement of litigation.

Section 15.10 Prohibition of Mechanics Liens. Nothing in this lease shall be deemed or construed in any way as constituting the consent or request of Landlord, expressed or implied, by inference or otherwise, to any contractor, subcontractor, laborer, or materialman for the performance of any labor or the furnishing of any materials for any specific improvements, alteration to, or repair of the demised premises or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the demised premises or any part thereof.

      Tenant shall not allow any encumbrances or liens resulting from alterations, construction, repairs or maintenance performed at its request to attach to the interest of Landlord, unless Tenant protects the interest of Landlord by bond in accordance with law.

Section 15.11 Brokerage or Agents Fees. Each party shall be solely responsible to pay any broker or agent representing such party and involved in this transaction, and each agrees to indemnify and hold the other harmless, including attorney fees, from all actions from any broker or agent for fees or commissions claiming to represent the indemnifying party in this transaction.

Section 15.12 Captions and Indexes. Section titles, captions or indexes, contained in this agreement are inserted only as a matter of convenience and reference, and in no way define, limit, extend or describe the scope of this agreement, or the intent of any provision hereof.

Section 15.13 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

Section 15.14 Triple Net Lease. This lease is intended by the parties to be a Triple Net Lease and Landlord shall not be required to make any payment of any kind with respect to the premises, facility or the leased equipment except as expressly stated herein (i.e., 1 year "call back" correction period of Section 7.04).

Section 15.15 Guaranty. The obligations of Tenant hereunder are guaranteed personally by Randall Bufford and David Hall, jointly and severally, under a guaranty of even date herewith and this lease shall have no legal force and effect until and unless each guarantor above named signs the Guaranty of even date herewith.

Section 15.16 Drafting of Lease. Landlord and Tenant have both been represented by counsel in negotiating and drafting this lease and both parties to this lease have influenced the language of this lease. Therefore this lease shall not be construed against either party to this lease by reason of drafting authorship.

Section 15.17 Waiver of Landlord's Lien. Landlord hereby waives any Landlord Liens that it may have now or in the future for unpaid rent with respect to any accounts receivable or accounts owed to or to be reimbursed to Tenant.

                                  ARTICLE XVI.

                               CONDITION PRECEDENT

Section 16.01 Condition Precedent. Landlord cannot transfer the facility, within the meaning of KRS 216B, to Tenant until the facility has been licensed by the Division of Licensing and Regulation, Kentucky Cabinet for Human Resources and thirty (30) days have expired from the filing by Tenant of an "Acquisition of a Health Facility - Notice of Intent" with the Commission for

Health Economics Control in Kentucky. Therefore, the obligation of Landlord and Tenant to consummate the transactions contemplated by this Lease are subject to the satisfaction of the following condition precedent:

      The receipt of all permits, consents, approvals and authorizations from federal and state governmental authorities and regulatory agencies necessary to effect the transaction contemplated herein, including but not limited to the approval of, or notification that a certificate of need is not necessary from, the Commission for Health Economics Control in Kentucky.

      In addition, the obligations of Landlord and Tenant hereunder are contingent upon the following conditions precedent occurring within fifteen (15) days from the date this Lease is signed:

      (a) Landlord obtaining written consent to enter into this Lease from its existing Mortgagee, INB Banking Company.

      (b) Tenant obtaining a signed non-disturbance agreement, in reasonable form and content, from Landlord's existing Mortgagee, INB Banking Company.

      Tenant and Landlord shall each, in good faith and in cooperation with each other, attempt to satisfy the aforesaid conditions. Landlord and Tenant shall be bound by the terms and conditions of this Lease, and shall not be entitled to cancel this Lease except as specifically stated in Section 5.02.

                                  ARTICLE XVII.

                             FIRST RIGHT OF REFUSAL

Section 17.01 Tenant's Right of First Refusal. In the event that Landlord shall receive a bona fide written offer for the purchase of the leased premises and the offer of purchase shall be acceptable to Landlord, then Tenant shall have the right to purchase the premises at the price and on the terms of the offer so made. Landlord shall give written notice of the offer to Tenant, requiring Tenant to elect to accept the purchase offer from Landlord in accordance with the terms of the bona fide offer within fifteen (15) days after such written notice to Tenant. If Tenant elects to accept the offer, then closing shall occur within sixty (60) days from the date of Tenant's election to accept the purchase offer.

      The failure of Tenant to accept to purchase in accordance with the bona fide offer within the period above provided shall nullify and void Tenant's right of first refusal and Landlord may sell the premises on the terms of the bona fide offer, provided however, if Landlord does not sell pursuant to such offer, Tenant's right of first refusal shall remain in effect.

      The Tenant's right of first refusal, if not sooner terminated in accordance with this article, shall exist during the entire duration of the initial term of this lease and any extensions.

      In the event that Tenant is in default with the terms of this lease then Tenant's election to purchase shall be valid only if Tenant has completely cured any default prior to its election and notice to Landlord that it shall purchase in accordance with the bona fide offer.

      IN WITNESS WHEREOF, the parties have set their hands and seals this 29th day of March, 1991.

                                          LANDLORD:  Auerbach-Conner, a
                                          Kentucky General Partnership

TENANT: Cardinal of Kentucky,
Inc.                                      By:  /s/ Daniel G. Conner
                                             -----------------------------------
                                                Daniel G. Conner, General
                                                Partner

By:  /s/ David V. Hall
   -------------------------------
                                          By:  /s S. Pearson Auerbach
Title: President                             -----------------------------------
                                                S. Pearson Auerbach, M.D.,
                                                General Partner

Attest:

By:  /s/ Randall J. Bufford
   -------------------------------
Title:  Vice President

STATE OF INDIANA

                               SS:

COUNTY OF CLARK

Before me, the undersigned a Notary Public in and for said County and State, this 29th day of March, 1991, appeared Cardinal of Kentucky, Inc., by David Hall its President and Randall Bufford its Secretary each of whom acknowledged the execution of the above and foregoing instrument. Witness My hand and notarial seal.

                                     /s/ David Nachand
                                    --------------------------------------------
                                    Notary Public, Resident of Clark County,
                                    Indiana

My commission expires:              David Nachand
                                    --------------------------------------------
                                    Printed Name
      6-25-93


STATE OF INDIANA

                        SS:

COUNTY OF CLARK

      Before me, the undersigned, a Notary Public in and for said County and State, this 29th day of March , 1991, appeared Auerbach-Conner, a Kentucky Partnership, by Daniel G. Conner and acknowledged the execution of the above and foregoing instrument.

Witness My hand and notarial seal.

                                     /s/ David Nachand
                                    --------------------------------------------
                                    Notary Public, Resident of Clark County,
                                    Indiana

My commission expires:              David Nachand
                                    --------------------------------------------
                                    Printed Name
      6-25-93

STATE OF INDIANA

                        SS:

COUNTY OF CLARK

      Before me, the undersigned, a Notary Public in and for said County and State, this 29th day of March, 1991, appeared Auerbach-Conner, a Kentucky Partnership, by S. Pearson Auerbach and acknowledged the execution of the above and foregoing instrument.

Witness My hand and notarial seal.

                                     /s/ David Nachand
                                    --------------------------------------------
                                    Notary Public, Resident of Clark County,
                                    Indiana

My commission expires:              David Nachand
                                    --------------------------------------------
                                    Printed Name
      6-25-93